EXHIBIT (8)(f)(1)

AMENDMENT TO FUND PARTICIPATION AGREEMENT

(FEDERATED)

AMENDMENT TO

FUND PARTICIPATION AGREEMENT

AMONG

FEDERATED SECURITIES CORP., FEDERATED INSURANCE SERIES,

AND

TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY

For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the May 1, 2004 Fund Participation Agreement (the “Agreement”) among Federated Securities Corp., Federated Insurance Series (the “Funds”), and Transamerica Financial Life Insurance Company as follows, effective as of May 1, 2005:

1.	The second paragraph of Article X. Notices is replaced in its entirety with the following:

If to the Fund:

Federated Insurance Series

5800 Corporate Drive

Pittsburgh, PA 15237-7010

2.	The last sentence of Section 11.4 is replaced in its entirety with the following:

Distributor’s payments to Insurer are for administrative services only and do not constitute payment in any manner for investment advisory or distribution-related services.

3.	Exhibit A to the Agreement is hereby replaced in its entirety with the following:

EXHIBIT A

Accounts and Policies Subject to the Agreement

Accounts	Separate Account VA QNY Separate Account VA-5NLNY TFLIC Separate Account VNY

Policies	Flexible Premium Variable Annuity –E Distinct Assets SM Variable Annuity Advisor’s Edge® NY Variable Annuity

4.	Exhibit B to the Agreement is hereby replaced in its entirety with the following:

EXHIBIT B

FEDERATED PORTFOLIOS

Primary Share Class of:

Federated American Leaders Fund II

Federated Capital Income Fund II

Federated High Income Bond Fund II

Federated Quality Bond Fund II

Federated Fund for U. S. Government Securities II

Federated Prime Money Fund II

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of this date, May 1, 2005.

FEDERATED SECURITIES CORP.

By:	/s/ James F. Getz
Name:	James F. Getz
Title:	President

FEDERATED INSURANCE SERIES

By:	/s/ Robert J. Wagner
Name:	Robert J Wagner
Title:	Senior Vice President

TRASAMERICA FINANCIAL LIFE INSURANCE COMPANY

By:	/s/ Priscilla I. Hechler
Name:	Priscilla I. Hechler
Title:	Assistant Vice President and Assistant Secretary

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